Exhibit D
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 15, 2008, by and among Shumate Industries, Inc., a Delaware corporation (the “Company”), and Tejas Research & Engineering, L.P., a Texas limited partnership (the “Purchaser”).
     This Agreement is made and delivered pursuant to the Transfer Agreement dated as of the date hereof, by and among the Company, Hemiwedge Valve Corporation, a Texas corporation, and the Purchaser. The Company and the Purchaser hereby agree as follows:
     1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Warrants shall have the meanings given such terms in the Warrants. As used in this Agreement, the following terms shall have the following meanings:
     “Additional Demand Rights” shall have the meaning set forth in Section 2.3(c).
     “Additional Registrable Securities” shall have the meaning set forth in Section 2.3(d)(i).
     “Additional Rights” shall have the meaning set forth in Section 2.1(e).
     “Advice” shall have the meaning set forth in Section 7.3.
     “Commission” shall have the meaning set forth in Section 2.1(a).
     “Demand Exercise Notice” shall have the meaning set forth in Section 2.1(a).
     “Demand Registration Requests” shall have the meaning set forth in Section 2.1(a).
     “Demand Registrations” shall have the meaning set forth in Section 2.1(a).
     “Effectiveness Period” shall have the meaning set forth in Section 2.1(c).
     “Event” shall have the meaning set forth in Section 2.1(d).
     “Event Date” shall have the meaning set forth in Section 2.1(d).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.
     “Indemnified Party” shall have the meaning set forth in Section 6.4(a).
     “Indemnifying Party” shall have the meaning set forth in Section 6.4(a).
     “Initiating Holders” shall have the meaning set forth in Section 2.1(a).
     “Losses” shall have the meaning set forth in Section 6.1.

     “Majority Participating Holders” means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2 hereto.
     “Participating Holders” shall have the meaning set forth in Section 2.1(b).
     “Piggyback Securities” shall have the meaning set forth in Section 2.3(a)(iii).
     “PIPE Demand Rights” shall have the meaning set forth in Section 2.3(c).
     “PIPE Registrable Securities” shall have the meaning set forth in Section 2.3(d)(i).
     “Plan of Distribution” shall have the meaning set forth in Section 2.1(c).
     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
     “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
     “Registrable Securities” means all of the shares of Common Stock issuable upon exercise of the Warrants issued to the Purchaser, together with any shares of Common Stock (or Other Securities) issued or issuable pursuant to a plan of recapitalization, reorganization, reclassification, merger, sale of assets or otherwise.
     “Registration Statement” means the registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.
     “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
     “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
     “Section 2.3(a) Sale Number” shall have the meaning set forth in Section 2.3(a).

     “Section 2.3(b) Sale Number” shall have the meaning set forth in Section 2.3(b).
     “Section 2.3(c) Sale Number” shall have the meaning set forth in Section 2.3(c).
     “Section 2.3(d) Sale Number” shall have the meaning set forth in Section 2.3(c).
     “Securities Act” means the Securities Act of 1933, as amended.
     “Trading Day” means a day on which the Common Stock is traded on a Trading Market.
     “Trading Market” means the primary market or exchange on which the Common Stock is listed or quoted for trading on the date in question.
     “Warrants” means those certain Common Stock Purchase Warrants issued to the Purchaser on the date hereof.
     2. Registration Rights.
     2.1 Demand Registrations.
          (a) At any time after the date hereof, a Majority Participating Holder or the Holders shall have the right to require the Company to prepare and file with the Securities and Exchange Commission (the “Commission”) the Registration Statement covering the resale of the greater of (a) all or a portion of the Registrable Securities or (b) the maximum number of Registrable Securities allowed under Rule 415(a)(1)(i) as interpreted by the Commission, for an offering to be made on a continuous basis pursuant to Rule 415, by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holders and the intended method of distribution thereof. All such requests by any Holder pursuant to this Section 2.1(a) are referred to herein as “Demand Registration Requests,” and the registrations so requested are referred to herein as “Demand Registrations” (with respect to any Demand Registration, the Holders making such demand for registration being referred to as the “Initiating Holders”). As promptly as practicable, but no later than ten days after the Company’s receipt of a Demand Registration Request, the Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request to all Holders of record of Registrable Securities.
          (b) The Company, subject to Sections 2.3, shall include in a Demand Registration (i) the Registrable Securities of the Initiating Holders and (ii) the Registrable Securities of any other Holder of Registrable Securities that shall have made a written request to the Company for inclusion in such registration (together with the Initiating Holders, the “Participating Holders”) (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holders) within 15 days after the receipt of the Demand Exercise Notice.
          (c) The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case the Registration shall be on another appropriate form in accordance herewith). The Registration Statement required hereunder shall contain intended method(s) of distribution specified by the Holders (the “Plan of Distribution”). Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the Company’s receipt of a Demand Registration Request, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). The Company shall notify the Holders via facsimile of the effectiveness of the Registration Statement promptly after the Company receives notification of the effectiveness from the Commission. Failure to so notify the Holder within two Trading Days of such notification shall be deemed an Event under Section 2.1(d).
          (d) If: (i) a Registration Statement is not filed on or prior to 30 days after the Company’s receipt of a Demand Registration Request or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or is not subject to further review, or (iii) prior to the date when such Registration Statement is first declared effective by the Commission, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 21 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) after a Registration Statement is first declared effective by the Commission, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, for in any such case 60 consecutive calendar days but no more than an aggregate of 135 calendar days during any 12 month period (which need not be consecutive days), then any such failure or breach shall be referred to as an “Event,” and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iii) the date which such 21 calendar day period is exceeded, or for purposes of clause (iv) the date on which such 135 calendar day period, as applicable, is exceeded shall be referred to as “Event Date”.
          (e) The Company, subject to Sections 2.3, may elect to include in any registration statement and offering made pursuant to Section 2.1(a), any other shares of Common Stock which are requested to be included in such registration pursuant to the exercise of required, demand or piggyback rights granted by the Company which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Rights”).
     2.2 Piggyback Registrations.
          (a) If, at any time, the Company proposes or is required to register any of its equity securities under the Securities Act (other than pursuant to Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans) on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any such Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the Plan of Distribution thereof), the Company shall, subject to Sections 2.3 hereof, use commercially reasonable efforts to cause all such Registrable Securities, the holders of which have so requested the registration thereof, to be included in the registration statement with the securities which the Company at the time proposes to register to permit the sale or other disposition by the Holders (in accordance with the Plan of Distribution thereof) of the Registrable Securities to be so registered.
          (b) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement, if applicable, with respect to such registration.
     2.3 Allocation of Securities Included in Registration Statement.
          (a) Subject to Section 2.3(c), if any requested registration made pursuant to Section 2.1 either involves an offering and the Commission shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Holders of Registrable Securities or any other persons exceeds the largest number allowed under Rule 415(a)(1)(i) as interpreted by the Commission, or involves an underwritten offering and the lead managing underwriter shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Holders of Registrable Securities or any other persons exceeds the largest number (the “Section 2.3(a) Sale Number”) that can be sold in an orderly manner in such offering within a price range acceptable to the Majority Participating Holders, the Company shall use commercially reasonable efforts to include in such registration:
          (i) first, all PIPE Registrable Securities requested to be included in such registration by the holders of PIPE Demand Rights;
          (ii) second, all Registrable Securities requested to be included in such registration by the Holders thereof; provided, however, that, if the number of such Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.3(a) Sale Number) to be included in such registration shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such registration, based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the number of Registrable Securities owned by all Holders requesting inclusion; and
          (iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that securities be included in such registration pursuant to the exercise of Additional Rights (“Piggyback Securities”), based on the aggregate number of Piggyback Securities then owned by each holder requesting inclusion in relation to the aggregate number of Piggyback Securities owned by all holders requesting inclusion, up to the Section 2.3(a) Sale Number.
     If, as a result of the proration provisions of this Section 2.3(a), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement, if applicable, with respect to such registration.
          (b) If any registration pursuant to Section 2.2 involves an underwritten offering that was initially proposed by the Company after the date hereof as a primary registration of its securities and either involves an offering and the Commission shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Holders of Registrable Securities or any other persons exceeds the largest number allowed under Rule 415(a)(1)(i) as interpreted by the Commission, or the lead managing underwriter shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.3(b) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:
          (i) first, all Common Stock that the Company proposes to register for its own account;
          (ii) second, all PIPE Registrable Securities requested to be included in such registration by the holders of PIPE Demand Rights; and
          (iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Registrable Securities or Piggyback Securities be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.2 or Additional Rights, based on the aggregate number of Registrable Securities and Piggyback Securities then owned by each holder requesting inclusion in relation to the aggregate number of Registrable Securities and Piggyback Securities owned by all holders requesting inclusion, up to the Section 2.3(b) Sale Number.
          (c) If any registration pursuant to Section 2.2 involves an offering that was initially proposed by holders of equity or securities of the Company issued for cash during the period commencing on the date hereof and ending on October 14, 2009 in accordance with Section 7.7 hereof (“PIPE Demand Rights”) and either involves an offering and the Commission shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Holders of Registrable Securities or any other persons exceeds the largest number allowed under Rule 415(a)(1)(i) as interpreted by the Commission, or the lead managing underwriter shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.3(c) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:
          (i) first, all securities requested to be included in such registration by the holders of PIPE Demand Rights (“PIPE Registrable Securities”);
          (ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Registrable Securities or Piggyback Securities be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.2 or Additional Rights, based on the aggregate number of Registrable Securities and Piggyback Securities then owned by each holder requesting inclusion in relation to the aggregate number of Registrable Securities and Piggyback Securities owned by all holders requesting inclusion, up to the Section 2.3(c) Sale Number, and
          (iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, any Common Stock that the Company proposes to register for its own account, up to the Section 2.3(c) Sale Number.
          (d) If any registration pursuant to Section 2.2 involves an underwritten offering that was initially proposed by holders of securities of the Company that have the right, other than with respect to PIPE Demand Rights, to require such registration pursuant to an agreement entered into by the Company in accordance with Section 7.7 hereof (“Additional Demand Rights”) and either involves an offering and the Commission shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Holders of Registrable Securities or any other persons exceeds the largest number allowed under Rule 415(a)(1)(i) as interpreted by the Commission, or the lead managing underwriter shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.3(d) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:
          (i) first, all securities requested to be included in such registration by the holders of Additional Demand Rights (“Additional Registrable Securities”);
          (ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(d) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Registrable Securities or Piggyback Securities be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.2 or Additional Rights, based on the aggregate number of Registrable Securities and Piggyback Securities then owned by each holder requesting inclusion in relation to the aggregate number of Registrable Securities and Piggyback Securities owned by all holders requesting inclusion, up to the Section 2.3(d) Sale Number, and
          (iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(d) Sale Number, any Common Stock that the Company proposes to register for its own account, up to the Section 2.3(d) Sale Number.
     3. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:
          (a) Prepare and file with the Commission a registration statement for the disposition of such Registrable Securities in accordance with the Plan of Distribution thereof, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or Blue Sky laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to the Participating Holders and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such Holders, and the Company shall not file any registration statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto to which the Majority Participating Holders covered by such registration statement or the underwriters, if any, shall reasonably object; provided, however, that, in the event that the Company receives an objection of the Majority Participating Holders, then the Company shall in good faith cooperate with the Majority Participating Holders to resolve such objection within the time periods provided in Sections 2.1 and 2.2. Each Holder agrees to furnish to the Company a completed questionnaire in form and substance reasonably satisfactory to the Company and the Holder not less than five Trading Days prior to the anticipated date of filing a Registration Statement with respect to such Holder’s Registrable Securities.
          (b) (i) Prepare and file with the Commission such amendments and supplements, including post-effective amendments and supplements, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide to the Participating Holders and the underwriters, if any, true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the

Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
          (c) Notify the Purchaser, as promptly as reasonably possible and (if requested by the Purchaser) confirm such notice in writing promptly following the day (i)(A) when the Registration Statement, any pre-effective amendment to the Registration Statement, any post-effective amendment to the Registration Statement, a Prospectus, any Prospectus supplement or any free writing prospectus is proposed to be filed and has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to the Purchaser); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the existence of any fact or the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or that causes or would cause any statement made in the Registration Statement or Prospectus, any document incorporated or deemed to be incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each Participating Holder and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading.
          (d) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.
          (e) Furnish to each Participating Holder and each underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) and each free writing prospectus utilized in connection therewith, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller, in each case promptly after the filing of such documents with the Commission.
          (f) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Participating Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to clauses (ii) through (v) of Section 3(c).
          (g) Comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 90 days after the end of such twelve month period described hereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
          (h) Provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.
          (i) Deliver promptly to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors with respect to the registration statement;
          (j) Use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;
          (k) Provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;
          (l) Take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;
          (m) Take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
          (n) In connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the Commission such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.
          (o) Prior to any resale of Registrable Securities by a Holder, use commercially reasonable efforts to register or qualify or cooperate with the Participating Holders and the underwriters, if any, in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Participating Holder or underwriter, if any, reasonably requests in writing, to keep the Registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.
          (p) If NASD Rule 2710 (which is part of the Financial Industry Regulatory Authority, Inc., or FINRA, rules) requires any broker-dealer to make a filing prior to executing a sale by a Holder, make an filing with the FINRA, Inc. Corporate Financing Department pursuant to NASD Rule 2710(b)(10)(A)(i) and use commercially reasonable efforts to respond within five Trading Days to any comments received from FINRA in connection therewith.
          (q) Cooperate with the Participating Holders and the underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing any Registrable Securities actually sold pursuant to a Registration Statement or Rule 144, within three Trading Days after the business day on which the Company has received (i) a notice that Registrable Securities have been sold pursuant to a Registration Statement or Rule 144, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied (and, if requested by the transfer agent and registrar, the Company, or the Company’s legal counsel, provide reasonably satisfactory evidence of the same), (iii) the original share certificates representing the shares of Registrable Securities that have been sold and (iv) in the case of sales under Rule 144, customary representation letters of the Holder and/or Holder’s broker regarding compliance with the requirements of Rule 144;
          (r) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably, possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (v) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(r) to suspend the availability of a Registration Statement and Prospectus, for a period not to exceed 60 consecutive calendar days but no more than an aggregate of 135 calendar days during any 12 month period (which need not be consecutive days).
          (s) The Company may require each Participating Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and the person or persons thereof that has voting and dispositive control over the Shares.
     4. Underwritten Offerings.
     4.1 Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Holders pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Majority Participating Holders. Any Holder participating in the offering shall be a party to such underwriting agreement.
     4.2 Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into an underwriting agreement in connection therewith, any Registrable Securities to be included in such registration shall be subject to such underwriting agreement.
     5. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not (a) any Registration Statement becomes effective or remains effective for the period contemplated and (b) any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading and (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Majority Participating Holders), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions.
     6. Indemnification.
     6.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary or summary prospectus, any free writing prospectus utilized in connection therewith, or the information conveyed to any purchaser at the time of sale to such purchase, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, except, in each case, to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed Plan of Distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in clauses (ii) through (v) of Section 3(c), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 7.3. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

     6.2 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, (i) that such untrue statement or omission is contained in any information regarding such Holder furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or to the extent that such information relates to such Holder or such Holder’s proposed Plan of Distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in clauses (ii) through (v) of Section 3(c), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 7.3. In no event shall the liability of any Participating Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation unless liability results from such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act following such Holder’s receipt from the Company of (A) certificates not bearing any restrictive legends pursuant to Section 3(q) and (B) notice of the Advice contemplated in Section 7.3. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.
     6.3 State Law Indemnification. Indemnification similar to that specified in the preceding Sections of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and Blue Sky laws.
     6.4 Conduct of Indemnification Proceedings.
          (a) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.
          (b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). For purposes of this Section 6.4(b), the term “conflict of interest” shall mean that there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party or such other Indemnified Parties, as applicable, which different or additional defenses make joint representation inappropriate under applicable legal or ethical standards. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its prior written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
          (c) Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.
     6.5 Contribution.
          (a) If the indemnification under Section 6.1, 6.2 or 6.3 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.5 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 6.5, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such action, untrue or alleged untrue statement or omission or alleged omission, except (i) in the case of fraud by such Holder or (ii) unless the Proceeding relates to such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act following such Holder’s receipt from the Company of (A) certificates not bearing any restrictive legends pursuant to Section 3(q) and (B) notice of the Advice contemplated in Section 7.3.
     6.6 Non-Exclusive Agreements. The indemnity and contribution agreements contained in Section 6 shall be in addition to any other rights to indemnification or contribution which any Indemnified Party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any Indemnified Party and shall survive the transfer of the Registrable Securities by any such party.
     7. Miscellaneous.
     7.1 Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.
     7.2 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.
     7.3 Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration

Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.
     7.4 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Holder of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.
     7.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Warrants.
     7.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder, provided that any such assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Holder subject to all of the terms hereof.
     7.7 No Inconsistent Agreements. The rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. Without the prior written consent of Majority Participating Holders, the Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof or provides terms and conditions which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are to the Holders. The Company further agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are to the Holders, then the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or any of the Holders of Registrable Securities so that the Holders shall each be entitled to the benefit of any such more favorable or less restrictive terms or conditions.
     7.8 Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.
     7.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).
     7.10 Venue; Service of Process. With respect to any Proceeding arising out of or relating to this Agreement each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of Texas and waives any objection to venue being laid therein whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before the United States District Court for the Southern District of Texas; provided, however, that a party may commence any Proceeding in a court other than the United States District Court for the Southern District of Texas solely for the purpose of enforcing an order or judgment issued by the United States District Court for the Southern District of Texas and (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or Holders at their respective addresses referred to in Section 7.5 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.
     7.11 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
     7.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
     7.13 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     7.14 Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.
(SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

SHUMATE INDUSTRIES, INC.

By: Name:	/s/ Matthew C. Flemming Matthew C. Flemming
Title:	Chief Financial Officer

TEJAS RESEARCH & ENGINEERING, L.P.

By: Name:	/s/ Thomas Hill Thomas Hill
Title:	Chief Executive Officer